                                                                    EXHIBIT 4.14

                          [FORM OF FIXED RATE SECURITY]

REGISTERED                                                 PRINCIPAL AMOUNT
NO._________                                               $___________________
CUSIP NO._____________

                              IRT PROPERTY COMPANY

           MEDIUM-TERM NOTE DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                          UNCONDITIONALLY GUARANTEED BY
                 IRT PARTNERS, L.P., IRT CAPITAL CORPORATION II,
         IRT MANAGEMENT COMPANY AND IRT ALABAMA, INC. (THE "GUARANTORS")

         [Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation, 55 Water Street, New York, New York ("DTC"), to IRT Property Company, a Georgia corporation (herein called the "Company," which term includes any successor person under the Indenture referred to on the reverse hereof), or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         Unless and until it is exchanged in whole or in part for securities in certificated form, this Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor of DTC.]1

         [If applicable, this Security will contain information required by U.S. Federal Income Tax "Original Issue Discount" rules, as that term is defined in the Internal Revenue Code of 1986, as amended.]

         Original Issue Date:                         Initial Redemption Date:
         Stated Maturity Date:                        Initial Redemption Price:
         Interest Rate:                               Initial Redemption Percentage:
         Interest Payment Dates:                      Annual Redemption Percentage Reduction:
         Regular Record Dates:                        Redemption Limitation Date:
         Other/Additional Provisions:                 Indexed Note:  Yes__ No__
         Optional Redemption:  Yes__ No__             Amortizing Note:  Yes__ No__
                                                      (Constant - Yield Method)

         Original Issue Discount Note:  Yes __ No __


         Issue Price (percentage of principal):       Specified Currency:
         Yield to Maturity (%):                       Sinking Fund:  Yes__ No__
         Initial Accrual Period OID (%):              Option to Elect Repayment:  Yes__ No__
                                                      Optional Repayment Dates:  Yes: __ No __

         IRT PROPERTY COMPANY, a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ___________________ Dollars ($______________) on
the Stated Maturity Date specified above

--------------------
(1) Insert if Global Security

(except to the extent redeemed or repaid prior to such date) and to pay interest thereon, if any, from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the principal amount hereof at the Interest Rate per annum specified above (computed on the basis of a 360-day year of twelve 30-day months), semi-annually in arrears on each Interest Payment Date commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, and at Maturity until the principal hereof is paid or duly provided for. Unless this Security is a Security which has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the Original Issue Date indicated above. If this Security has been issued upon transfer of, exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the last Interest Payment Date to which interest was paid on such Predecessor Security or, if no interest was paid on such Predecessor Security, from the Original Issue Date indicated above. The first payment of interest on a Security originally issued and dated between a Regular Record Date specified above and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Subject to certain exceptions provided in the Indenture referred to herein below, the interest so payable on any Interest Payment Date will be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date (whether or not a Business Day) next preceding such Interest Payment Date, and interest payable upon Maturity will be paid to the person to whom principal is payable.

         Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Terms" apply to this Security as specified above, this Security shall be subject to the terms set forth in such Addendum or such "Other/Additional Terms."

         The principal of, premium, if any, and interest, if any, on, this Security is payable by the Company in the Specified Currency specified above.

         Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         [Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The Borough of Manhattan in The City of New York. The Company has initially appointed SunTrust Bank as the Paying Agent at its corporate trust offices at the Harris Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005.]

         If this Security is a Global Security: Payments of principal, premium, if any, and interest on this Security will be made to DTC or its nominee, as Holder of this Security, by wire transfer of immediately available funds.

         If this Security is not a Global Security: Payment of interest on this Security (other than payments of interest at Maturity) will be made by check mailed to the Person entitled thereto at such Person's last address as it appears in the Security Register or, in the case of a Holder of $10,000,000 or more in aggregate principal amount of Securities of this series whether having identical or different terms or provisions, by wire transfer of immediately available funds to such account as may have been designated by such Holder. Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Paying Agent at its corporate trust office not later than 15 calendar days prior to the applicable Interest Payment Date and, unless revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further payments with respect to this Security payable to such Holder. Payment of principal of, premium, if any, and interest, if any, on this Security at Maturity will be made in immediately available funds, against presentation and surrender of this Security at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The

City of New York, which at the date hereof is the corporate trust office of the Trustee located at the Harris Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005, and in the case of any repayment on an optional repayment date, upon submission of a duly completed election form and as required by the provisions relating to repayment of the securities at the option of the Holder.

           No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Any payment on this Security due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no additional interest shall accrue on the amount so payable for the period from and after such date. For purposes of this Security, "Business Day" means any day that is not a Saturday or Sunday and that is not a legal holiday or a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the City of New York, New York or any other place where the principal of, premium, if any, and interest on, the Security is payable.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



Dated:
                                            IRT PROPERTY COMPANY
[SEAL]

                                            By:
                                                --------------------------------
                                                Name:   James G. Levy
                                                Title:  Chief Financial Officer



ATTEST:


----------------------------
W. Benjamin Jones, III
Secretary



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

SUNTRUST BANK
   as Trustee


By:
    ------------------------------------------
    Authorized Signature

OR

    ------------------------------------------
    as Authenticating Agent for the Trustee


By:
   -------------------------------------------
    Authorized Signature

                                    GUARANTY

         Each of IRT Partners, L.P., a Georgia limited partnership, IRT Capital Corporation II, a Georgia corporation, IRT Management Company, a Georgia corporation, and IRT Alabama, Inc., an Alabama corporation (the "Guarantors," which term includes any successors under the Indenture (the "Indenture") referred to in the Security upon which this Guaranty is endorsed), has unconditionally guaranteed to the Trustee and the Holder of the Security upon which this Guaranty is endorsed full and prompt payment and performance, when due, whether at maturity, by acceleration or otherwise, of (a) payment and performance obligations of IRT Property Company, a Georgia corporation (the "Company"), (i) under the Indenture with respect to the Securities, (ii) under the Securities and (iii) as a result of the issuance of the Securities and (b) the obligation to pay an amount equal to the amount of any and all damages which the Trustee and the Holders, or any part of them, may suffer by reason of a breach by either the Company or any other obligor of any obligation, covenant or undertaking under (x) the Indenture with respect to the Securities or (y) the Securities (collectively, the "Obligations"). Each Obligation shall rank pari passu with each other Obligation.

         This Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guaranty is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

         All terms used in this Guaranty which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Guaranty shall be governed by and construed in accordance with the laws of the State of Georgia, except to the extent that the Trust Indenture Act shall be applicable.

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed.


Date:
     -----------


                           IRT PARTNERS, L.P.

                           By:   IRT PROPERTY COMPANY
                                   as General Partner


                           By:
                                ------------------------------------------------
                                Name:  Thomas H. McAuley
                                Title: President and Chief Executive Officer


                           IRT CAPITAL CORPORATION II


                           By:
                                ------------------------------------------------
                                Name:  Thomas H. McAuley
                                Title: President


                           IRT MANAGEMENT COMPANY


                           By:
                                ------------------------------------------------
                                Name:  Thomas H. McAuley
                                Title: President


                           IRT ALABAMA, INC.


                           By:
                                ------------------------------------------------
                                Name:  Thomas H. McAuley
                                Title: President

                                [Reverse of Note]

                              IRT PROPERTY COMPANY

                           MEDIUM-TERM FIXED RATE NOTE

                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

GENERAL

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of September 9, 1998, as amended or supplemented from time to time (herein called the "Indenture"), among the Company, the Guarantors and SunTrust Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, reference is made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and guaranteed. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series of the Securities designated above, of the Company, which series is limited to an aggregate principal amount of $100,000,000 or the equivalent thereof in one or more foreign or composite currencies. The Securities of this series may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount and be denominated in different currencies.

         The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more global securities recorded in the book-entry system maintained by the Depository or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

ADDITIONAL COVENANTS

         In addition to the covenants and agreements contained in the Indenture, the Company shall be subject to the following additional covenants with respect to the Securities.

         The Company will not, and will not permit any subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the outstanding Debt of the Company and the Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) the Total Assets (as defined below) of the Company and the Subsidiaries as of the end of the calendar quarter covered our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended, with SunTrust
Bank) prior to the incurrence of such additional Debt, and (ii) the purchase price of any real estate assets or mortgage receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgagers receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

         In addition to the foregoing limitation on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any Encumbrance (as defined below) upon any of the Company's or any Subsidiary's property if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Company's and its Subsidiaries' outstanding Debt on a consolidated basis which is secured by any Encumbrance on property of the Company or any Subsidiary is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Company and the

Subsidiaries as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case my be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended, with SunTrust Bank) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

         The Company and its Subsidiaries may not at any time own Total Unencumbered Assets (as defined below) equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

         In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such debt during such period); (iii) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

         As used herein, and in the Indenture:

                  "Acquired Debt" means Debt of a person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired Person becomes a Subsidiary.

                  "Annual Service Charge," for any period, means the maximum amount which is payable during such period for interest on, and the amortization during such period of any original issue discount of, Debt of the Company and its Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock.

                  "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

                  "Consolidated Income Available for Debt Service," for any period, means Earnings from Operations (as defined below) of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Company and its Subsidiaries,
         (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization of debt discount, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

                  "Debt" of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Company or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, [(iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock] or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's Consolidated Balance Sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's Consolidated Balance Sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock), in each case on or prior to the stated maturity of the Notes.

                  "Earnings from Operations," for any period, means net earnings excluding gains and losses on sales of investments, extraordinary items, and property valuation losses, net as reflected in the financial statements of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

                  "Executive Group" means, collectively, those individuals holding the offices of Chairman, Vice Chairman, President, Chief Executive Officer, Chief Operating Officer or any Vice President of the Company.

                  "Subsidiary" means (i) a corporation, partnership, joint venture, limited liability company or other person the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company and/or any other Subsidiary or Subsidiaries, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company, any other Subsidiary or Subsidiaries, and/or one or more individuals of the Executive Group (or, in the event of death or disability of any of such individuals, his/her respective legal representatives, or such individuals' successors in office as officers of the Company) and (ii) any person the accounts of which are consolidated with the accounts of the Company.

                  "Total Assets," as of any date, means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles.)

                  "Total Unencumbered Assets" means the sum of (i) the Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Company and its Subsidiaries not subject to an Encumbrance for borrowed money determined in accordance with GAAP (but excluding accounts receivable and intangibles).

                  "Undepreciated Real Estate Assets," as of any date, means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

                  "Unsecured Debt" means Debt which is not secured by any Encumbrance upon any of the properties of the Company or any Subsidiary.

EVENTS OF DEFAULT

         If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

MODIFICATION AND WAIVERS; OBLIGATION OF THE COMPANY ABSOLUTE

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and Guarantors with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed, except that in the event the Company deposits money as provided in Section 401 of the Indenture, such payments will be made only from proceeds of such money.

DEFEASANCE AND COVENANT DEFEASANCE

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

REDEMPTION

         If so provided on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination hereof) on or after the date designated as the Initial Redemption Date on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed multiplied by a percentage (the "Redemption Percentage"), together with accrued interest, if any, to the Redemption Date. The Redemption Percentage shall initially be equal to the Initial Redemption Percentage specified on the face hereof and shall decline at each anniversary of the Initial Redemption Date by the amount of the Annual Redemption Percentage Reduction specified on the face hereof, until the Redemption Percentage is equal to 100%. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the applicable Redemption Date to each Holder of the Securities of this series to be redeemed. In the event of redemption of this Security in part only, the Company shall issue a new Security or Securities for the unredeemed portion hereof in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities of this series with like tenor and terms are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

SINKING FUND

         Unless otherwise specified on the face hereof, this Security will not be entitled to any sinking fund.

REPAYMENT AT HOLDER'S OPTION

         If so provided on the face hereof, this Security will be repayable prior to the Stated Maturity Date at the option of the Holder, in whole or in part and in increments of $1,000 (provided that any remaining principal amount of this Security surrendered for partial repayment shall not be less than the minimum authorized denomination hereof), on or after the date designated as an Optional Repayment Date on the face hereof at 100% of the principal amount to be repaid, plus accrued unpaid interest, if any, to the Repayment Date. In order for this Security to be repaid, the Trustee must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, at least 30 but not more than 60 calendar days prior to an Optional Repayment Date, either (i) this Security, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Trustee will receive this Security, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Security and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is the corporate trust office of the Trustee located on the date hereof at the Harris Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005 (or, at such other place as the Company shall notify the Holders of the Securities of this series). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security. Beneficial owners of Global Securities electing to have all or a portion of their book-entry Securities repaid must instruct the participant through which they own their interest to direct DTC or its nominee as Holder of the Security to exercise the repayment option on their behalf.

AUTHORIZED DENOMINATIONS

         Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

REGISTRATION OF TRANSFER

         Upon due presentment for registration of transfer of this Security at the corporate trust office of the Trustee in The Borough of Manhattan, The City of New York or at the corporate trust office of the Paying Agent in The

Borough of Manhattan, The City of New York, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

         If this Security is a Global Security (as specified above), this Security is exchangeable for definitive Securities in registered form only if
(x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary within 90 days after receiving such notice or after becoming aware that the Depositary has ceased to be so registered as a clearing agency, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

         If this Security is a Global Security (as specified above), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

NO PERSONAL RECOURSE

         No recourse shall be had for the payment of the principal of, premium, if any, or interest, if any on, this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantors or any of their respective successor corporations (or other entities), whether by virtue of any constitution, statute or rule of law, or by any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

DEFINED TERMS

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

GOVERNING LAW

         This Security shall be governed by and construed in accordance with the law of the State of Georgia, without regard to principles of conflicts of laws, except to the extent that the Trust Indenture Act shall be applicable.

                            OPTION TO ELECT REPAYMENT

               TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                          ELECTS TO EXERCISE SUCH RIGHT

         The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt by the Company of the within Security as specified below (the "Repayment Date"), at a Repayment Price equal to 100% of the principal amount thereof, together with interest to the Repayment Date, to the undersigned, ______________________________________, at ___________________________________
(please print or typewrite name and address of the undersigned).

         For this option to elect repayment to be effective, the Company must receive, at the applicable address of the Paying Agent set forth in the within Security or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, at least 30 but not more than 60 calendar days prior to an Optional Repayment Date, either (i) this Security, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of the Security, (b) the principal amount of the Security and the amount of the Security to be repaid,
(c) a statement that the option to elect repayment is being irrevocably exercised thereby, and (d) a guarantee stating that the Security to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Security duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Security and form duly completed are received by the Company by such fifth Business Day).

         If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the holder elects to have repaid: $_____________.

         If less than the entire principal amount of the within Security is to be repaid, specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the holder for the portion of the within Securities not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): $______________.

Date: ___________________


                  Notice: The signature to this Option to Elect
                   Repayment must correspond with the name as
                  written on the face of the within Security in
                     every particular without alteration or
                      enlargement or any change whatsoever.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common

         TEN ENT - as tenants by the entireties

         JT TEN - as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT - __________________ Custodian ________________
                                (Custodian)                    (Minor)
         Under Uniform Gifts to Minors Act



         -------------------------
                  (State)

         Additional abbreviations may also be used though not in the above list.


              FOR VALUE RECEIVED, the undersigned hereby sell(s),
                         assign(s) and transfer(s) unto


Please Insert Social Security or
Other Identifying Number of Assignee


-------------------------------


------------------------------------------------------------


------------------------------------------------------------


------------------------------------------------------------
(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL
ZIP CODE OF ASSIGNEE)


the within Security of IRT PROPERTY COMPANY and all rights thereunder and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:
      -------------------------

                                                        ------------------------

                               Signature Guaranteed:
                                                        ------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.